Exhibit 10.12

                           RESTRICTED STOCK AGREEMENT
                                 PURSUANT TO THE
                  STEVEN MADDEN, LTD. 2006 STOCK INCENTIVE PLAN

         This agreement (the "Agreement) evidences a grant of shares by Steven Madden, Ltd. (the "Company") under the Steven Madden, Ltd. 2006 Stock Incentive Plan (the "Plan") of Company common stock, par value $0.0001 per share ("Common Stock" or the "Shares"), subject to certain restrictions, (the "Restricted Stock"), to the Participant named below. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

1.       Participant:      Steven Madden

2.       Grant Date:       March 24, 2006

3.       Number of Shares granted subject to restriction:      20,000

         (a) Notwithstanding anything herein, the Participant hereby acknowledges and agrees that the Shares granted pursuant to this Agreement are subject to, and conditioned upon, stockholder approval of the Plan at the next scheduled stockholders' meeting, and the Participant further agrees that if such approval is not obtained this Agreement shall be null and void ab initio.

         (b) The Participant hereby further acknowledges and agrees that the Shares granted pursuant to this Agreement shall be granted in lieu of the annual grant of stock options or other equity awards not yet granted by the Company to the Participant under the Participant's employment agreement with respect to the period July 1, 2005 to June 30, 2006 and that the execution by the Participant of this Agreement shall constitute a waiver of any right or entitlement to any annual equity award grant under such employment agreement with respect to the period July 1, 2005 to June 30, 2006. If stockholder approval of the Plan is not obtained at the next scheduled stockholders' meeting, nothing herein shall affect the Participant's rights under his employment agreement to any annual grants of stock options, any other equity awards or otherwise.

4.       Restrictions  on Transfer.  The Participant  shall not sell,  transfer, pledge, hypothecate, assign or otherwise dispose of the Shares, except as set forth in the Plan or Agreement. Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Shares in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue "stop transfer" instructions to its transfer agent.

5.       Restricted Stock.
         ----------------

         (a)      Retention  of  Certificates.  Promptly  after the date of this
Agreement, the Company shall issue stock certificates representing the Restricted Stock unless, to the extent permitted under applicable law, it elects to issue the Shares in the form of uncertificated shares and recognize such ownership through an uncertificated book entry account maintained by the Company (or its designee) on behalf of the Participant or through another similar method. The stock certificates shall be registered in the Participant's name and shall bear any legend required under the Plan or Section 6 of this Agreement. Unless held in uncertificated book entry form, such stock certificates shall be held in custody by the Company (or its designated agent) until the restrictions thereon shall have lapsed. Upon the Company's request, the Participant shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Stock. If the Participant receives a stock dividend or extraordinary cash dividend on the Restricted Stock or the Participant receives any other shares, securities, moneys or property (other than regular cash dividends on and after the date of this Agreement) representing a distribution or return of capital upon or in respect of the Restricted Stock pursuant to a stock split, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefor, and any warrants, rights or options issued to the Participant in respect of the Restricted Stock (collectively "RS Property") as long as the Restricted Stock remains "Restricted Stock," such RS Property shall be subject to the same restrictions as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term "Restricted Stock."

         (b) Rights with Regard to Restricted Stock. The Participant will have the right to vote the Restricted Stock, to receive and retain all dividends payable to holders of Shares of record on and after the transfer of the Restricted Stock (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock and stock dividends will be subject to the restrictions provided in Section 5(c)), and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock set forth in the Plan, with the exceptions that: (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the Restriction Period shall have expired; (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Restricted Stock and the other RS Property during the Restriction Period; (iii) no RS Property shall bear interest or be segregated in separate accounts during the Restriction Period; and (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock during the Restriction Period.

         (c) Vesting. The Restricted Stock shall become vested and cease to be Restricted Stock (but shall remain subject to Sections 5(g) and 7 of this Agreement) 25% on April 1, 2007, 25% on April 1, 2008, 25% on April 1, 2009 and 25% on April 1, 2010; provided that the Participant has not had a Termination any time prior to the applicable vesting date.

         The Shares of Restricted Stock will become fully vested on a Change in Control.

         Upon vesting, the Company shall promptly issue and deliver, unless the Company is using book entry, to the Participant a new stock certificate registered in the name of the Participant for such Shares without the legend set forth in Section 6 hereof and deliver to the Participant any related other RS Property, subject to applicable withholding.

         (d)      Termination; Forfeiture.
                  -----------------------

                  (i) Except as provided in Section 5(d)(ii), the Participant shall forfeit to the Company, without compensation, any and all Shares of Restricted Stock that are not vested (but no vested portion of the Shares) and RS Property upon the Participant's Termination of Employment for any reason.

                  (ii) If a Participant has entered into an employment agreement with the Company on or prior to the Grant Date that provides for partial or complete accelerated vesting on any Termination, the terms of such employment agreement shall control the vesting of the Restricted Stock on any such Termination.

         (e) Withholding. Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local or foreign taxes that the Company is required to withhold at any time. In the absence of such arrangements, the Company or one of its Affiliates shall have the right to withhold such taxes from the Participant's normal pay or other amounts payable to the Participant. In addition, any statutorily required withholding obligation may be satisfied, in whole or in part, at the Participant's election, in the form and manner prescribed by the Committee, by delivery of Shares of Common Stock (including Shares issuable under this Agreement).

         (f) Section 83(b). If the Participant properly elects (as required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 5(e) hereof. The Participant acknowledges that it is his or her sole responsibility, and not the Company's, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if he or she elects to utilize such election.

         (g) Delivery Delay. The delivery of any certificate representing the Restricted Stock or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable federal or state securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares shall constitute a violation by the Participant or the Company of any provisions of any law or of any regulations of any governmental authority or any national securities exchange.

6. Legend. All certificates representing the Restricted Stock shall have endorsed thereon the legends (a) required under Section 8.2(c) of the Plan and
(b) any legend required to be placed thereon by applicable blue sky laws of any state. Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Stock prior to the vesting dates set forth above.

7.       Securities  Representations.   The  Shares  are  being  issued  to  the
Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.

         The Participant acknowledges, represents and warrants that:

         (a) He or she has been advised that he or she may be an "affiliate" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Act") and in this connection the Company is relying in part on his or her representations set forth in this section.

         (b) If he or she is deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a "re-offer prospectus") with regard to such Shares and the Company is under no obligation to register the Shares (or to file a "re-offer prospectus").

         (c) If he or she is deemed an affiliate within the meaning of Rule 144 of the Act, he or she understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

8. No Obligation to Continue Employment. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Company or its Affiliates will employ or retain, or to continue to, employ or retain the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the Restricted Stock is outstanding, nor does it modify in any respect the Company or its Affiliate's right to terminate or modify the Participant's employment or compensation.

9. Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for the purpose.

10. Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Shares covered by the Restricted Stock unless and until the Participant has become the holder of record of the Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan.

11. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference and all capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

12. Acceptance. As required by Section 8.2(b) of the Plan, the Participant shall forfeit the Restricted Stock if the Participant does not execute this Agreement with a period of 60 days from the date the Participant receives this Agreement (or such other period as the Committee shall provide).

13.      Miscellaneous.
         -------------

         (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

         (b) This Agreement shall be governed and construed in accordance with the laws of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

         (c) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

         (d) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the Grant Date.


                                       STEVEN MADDEN, LTD.


                                       By: /s/ Jamieson A. Karson
                                           -------------------------------------
                                           Jamieson A. Karson
                                           Chief Executive Officer and
                                           Chairman of the Board




PARTICIPANT

/s/ Steven Madden
-------------------------------------
Steven Madden